UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2024
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Blue Owl Real Estate Net Lease Trust
(Exact name of registrant as specified in its charter)
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Maryland	000-56536	88-1672312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 N. LaSalle St., Suite 4140 Chicago, IL	60602
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 215-2015
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities.

As of February 1, 2024, Blue Owl Real Estate Net Lease Trust (the “Company”, “we”, or “us”) sold 4,482,694 shares of its Class I common shares (with the final number of shares being determined on February 15, 2024) to feeder vehicles primarily created to hold the Company’s Class I common shares for gross proceeds of approximately $45.4 million, based on net asset value (“NAV”) per share as of January 31, 2024. The offers and sales of these shares were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), Regulation D and/or Regulation S thereunder.

Item 8.01. Other Events.
January 31, 2024 NAV Per Share

The NAV per share for each class of our common shares as of January 31, 2024 is set forth below:

NAV per share
Class S	$10.0723
Class D	$9.9625
Class I	$10.1284

A detailed calculation of the NAV per share is set forth below. We calculate NAV per share in accordance with the valuation guidelines that have been approved by our Board of Trustees. Our total NAV presented in the following tables includes the NAV of our Class S, Class D, and Class I common shares, as well as the partnership interests of Blue Owl NLT Operating Partnership LP (“NLT OP”) held by parties other than the Company. The following table provides a breakdown of the major components of our NAV as of January 31, 2024 ($ in thousands):

Components of NAV	January 31, 2024
Cash and cash equivalents	$44,340
Restricted cash	73,433
Investments in real estate, net	2,842,161
Investment in leases - financing receivables	567,067
Investments in real estate debt	86,857
Intangible assets, net	155,728
Investments in unconsolidated real estate affiliates	923,512
Other assets	24,253
Mortgage notes and credit facility	(1,875,396)
Affiliate line of credit	(200,000)
Due to Affiliates	(9,398)
Accounts payable and accrued expenses	(82,262)
Other Liabilities	(43,783)
Net Asset Value	$2,506,512
Number of outstanding shares/units	248,031,719
The following table provides a breakdown of our total NAV and NAV per share/unit by class as of January 31, 2024 ($ in thousands, except per share/unit data):

NAV per share	Class S Shares	Class D Shares	Class I Shares	Third - Party Operating Partnership Units (1)	Total
Monthly NAV	$1,016,192	$1	$1,199,659	$290,660	$2,506,512
Number of outstanding shares/units (2)	100,889,737	98	118,444,495	28,697,389	248,031,719
NAV Per Share/Unit as of January 31, 2024	$10.0723	$9.9625	$10.1284	$10.1284
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(1)Includes the partnership interests of the NLT OP held by the Special Limited Partners and other NLT OP interests held by parties other than us.
(2)On January 29, 2024, 4,674,741 Class D Shares with a value of $46,636 were converted into 4,596,143 Class I Shares based on the NAV per share as of December 31, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Owl Real Estate Net Lease Trust

	By:	/s/ Kevin Halleran
		Name:	Kevin Halleran
		Title:	Chief Financial Officer

Date: February 20, 2024